UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
RULE 14A-6(E)(2)).
[ ] Definitive Proxy Statement.
[X] Definitive Additional Materials.
[ ] Soliciting Material Pursuant to ss.240.14a-12.

MADISON STRATEGIC SECTOR PREMIUM FUND
(Names of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Alliance Advisors         Shareholder Services Department

July 7, 2017

Re: Your Investment in the Madison Strategic Sector Premium Fund

Dear Shareholder,

We have attempted to contact you regarding your investment in the Madison Strategic Sector Premium Fund.

Please contact me as soon as possible at 1-855-976-3331, Monday through Friday 9 a.m. to 10 p.m., and Saturday 10 a.m. to 6 p.m. Eastern Time.

We simply want to discuss your vote on the proposals at the upcoming meetings, and will take only a moment of your time. Alliance Advisors has been engaged by your Fund to contact you. This is not a scam and no personal information is requested or required when calling. We will not try to sell you anything.

Thank you in advance for your assistance with this matter.

Sincerely,

Melissa Carlson
Assistant Vice President
Call Center Operations

Alliance Advisors LLC
200 Broadacres Drive Bloomfield NJ 07003